MUSICLAND STORES CORPORATION
                            (a Delaware corporation)

                                     BY-LAWS

                            Adopted January 22, 1992
                           as Amended October 26, 1998




                                    ARTICLE I

                                     OFFICES

SECTION 1.01. Registered Office. The registered office of MUSICLAND STORES CORPORATION (hereinafter called the "Corporation"), in the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent in charge thereof shall be The Corporation Trust Company.

SECTION 1.02. Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.



                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

SECTION 2.01. Place of Meetings. Each meeting of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meeting.

SECTION 2.02. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, date and hour as shall be designated in the notice thereof.

SECTION 2.03. Special Meetings. A special meeting of the stockholders for any purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation, may be called at any time by order of the Board of Directors, the Chairman of the Board or the President.


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SECTION 2.04.  Notice of  Annual and  Special  Meetings.  Written  notice of the annual and any special meetings of stockholders, stating the place, date and hour of the meeting, and for special meetings, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, either personally or by mail, not less than ten, nor more than sixty days before the date of the meeting.

SECTION 2.05. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such a list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.06. Annual and Special Meetings - Business. The business to be transacted at any annual or special meeting of stockholders shall be limited to business which is properly brought before the meeting. For the purposes of these By-Laws, "properly brought before the meeting" shall mean (i) the business which is specified in the notice of the meeting, given by the Board of Directors, (ii) otherwise brought before the meeting by the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. In order for business to be properly brought before the meeting by a stockholder, the stockholder must give written notice, either by personal delivery, courier, or by United States mail, postage pre-paid, to the Secretary of the Corporation not later than (a) with respect to a proposal to be made at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (b) with respect to a proposal to be made at a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (1) the name and address of the stockholder proposing the business; (2) the number of shares in the Corporation entitled to vote at such meeting held by the stockholder; (3) a description of the business desired to be brought before the meeting and the reasons therefore;
(4) such other information regarding the business proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (5) a representation as to the stockholder's material interest in the business being proposed. The presiding officer of the meeting may refuse to acknowledge any business proposals not made in compliance with the foregoing procedure.


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

SECTION 2.07. Quorum and Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statue or by the Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.08. Required Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or by the Restated Certificate of Incorporation, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

SECTION 2.09. Voting. Each stockholder shall, at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period.



                                   ARTICLE III

                               BOARD OF DIRECTORS

SECTION 3.01. General Powers. The business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

SECTION 3.02. Nomination of Directors. Except as to directors nominated and elected pursuant to the rights of holders of Common Stock who are parties to the Shareholders Agreement dated August 25, 1988, as amended, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. Any stockholder entitled to vote in the election of

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

directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 3.03. Quorum and Manner of Acting. One half in number of the directors in office at the time, but not less than three, shall constitute a quorum for the transaction of business at any meeting. If the number of directors in office at the time is not evenly divisible by two, any resulting fraction shall be rounded upwards to the next whole number in calculation of the quorum number. The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors. In the absence of a quorum at any meeting of the Board, such meeting, unless it be the first meeting of the Board, need not be held, or a majority of the directors present thereat or, if no director be present, the Secretary, may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

SECTION 3.04. Offices; Place of Meetings. The Board of Directors may hold meetings and have an office or offices at such place or places within or without the State of Delaware, as the Board of Directors may from time to time determine.

SECTION 3.05. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable following each annual election of directors. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

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

SECTION 3.06. Regular Meeting. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board of Directors shall from time to time by resolution determine. Notice of regular meetings of the Board of Directors need not be given.

SECTION 3.07. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or by any two of the directors. Notice of each such meeting shall be mailed by the Secretary to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at his residence or at such place of business by facsimile, telegraph, cable, radio, or similar means, or be delivered personally or by telephone, not later than two days before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by facsimile, telegraph, cable, radio, or similar means, or by mail, whether before or after such meeting shall be held, or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all of the directors shall be present thereat.

SECTION 3.08. Organization. At each meeting of the Board of Directors, the Chairman of the Board, or in the absence of the Chairman of the Board, the President, or in the absence of the President, any director chosen by a majority of the directors present thereat, shall preside. The Secretary, or in his absence an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.09. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board of Directors.

SECTION 3.10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or such committee.

SECTION 3.11. Telephone etc. Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

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

SECTION 3.12. Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when received by the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.13. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such fixed amount per annum or such fees for attendance at directors' meetings, or both, as the Board of Directors shall from time to time determine. The Board of Directors may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving proper compensation therefor.

SECTION 3.14. Indemnification of Directors and Officers. The Corporation shall indemnify its Directors and officers in the manner and to the extent provided in the Restated Certificate of Incorporation.

SECTION 3.15. Removal. Any Director or the entire Board of Directors may be removed at any time but only for cause.

SECTION 3.16. Super-majority. Subject to Article XI of the Restated Certificate of Incorporation, without the approval of 66% (67% if the Board shall consist of nine directors) of all "Disinterested Directors" (to the extent that the application of such percentage results in a fractional number, rounded up to the nearest whole number of directors) the Corporation shall not and it shall not permit any Wholly-owned Subsidiary (as defined in the Restated Certificate of Incorporation) of the Corporation to:

1. Acquire, consolidate with or merge into another person or entity, if the aggregate consideration for such transaction exceeds $50 million, except that any Subsidiary (as defined in the Restated Certificate of Incorporation) may consolidate with, merge into or acquire the Corporation or any Wholly-owned Subsidiary of the Corporation under the provisions of Section 253 of Delaware Law.

2. Convey, transfer, lease or otherwise dispose of assets or properties of the Corporation, or any of its Subsidiaries, having a book value in excess of $50 million, except that any Subsidiary of the Corporation may at any time, or from time to time, convey, transfer, lease or otherwise dispose of all or any of its properties and assets to the Corporation or any Wholly-owned Subsidiary of the Corporation.

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
3. Make any recommendation to the shareholders with respect to a pending tender offer.

4. Redeem, purchase or otherwise acquire any shares of the Corporation unless pursuant to an offer to acquire Common Stock made pro rata and on the same terms to the holders of all Common Stock, except that:

         (a) shares of Senior Preferred Stock may be redeemed to the extent required by the Restated Certificate of Incorporation;

         (b) up to 500,000 shares of Common Stock may be redeemed, repurchased or otherwise acquired at not more than Fair Market Value (as defined in Article VIII of the Restated Certificate of Incorporation):

                  (i) from any shareholder in any one year period, with the cumulation of such purchases from such shareholder not to exceed 1,000,000 shares;

                  (ii) from any group of shareholders selling in the same transaction; or

                  (iii) pursuant to a stock repurchase plan approved by a majority of the Directors voting at a meeting at which a quorum is present; and



         (c) shares of stock of the Corporation or any Subsidiary may be acquired or redeemed under the terms of any consolidation, merger or acquisition approved or permitted under the Restated Certificate of Incorporation or this Section 3.16.

5. Issue, sell, assign, pledge or otherwise dispose of any shares of, or any securities convertible into, Common Stock of the Corporation or any Subsidiaries of the Corporation except that:

         (a) the Corporation may issue up to 500,000 shares of Common Stock in any one transaction or series of related transactions, for any purpose authorized by the Board including acquisitions, at not less than Fair Market Value (as defined in Article VIII of the Restated Certificate of Incorporation);

         (b) the Corporation may sell or assign to any Wholly-owned Subsidiary of the Corporation, and any Subsidiary of the Corporation may issue, sell, assign, pledge or otherwise dispose of to the Corporation or any Wholly-owned Subsidiary of the Corporation shares of or any

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

                  warrants,  rights  or  options   to  acquire  any   securities
                  convertible into, stock of any Subsidiary;

         (c) the Corporation may issue shares in connection with the exercise of stock options by directors or employees (under stock option plans approved by the shareholders and administered by the Board of Directors); and

         (d) any Subsidiary may issue, sell, assign, pledge or otherwise dispose of any

                  (i) Shares of, or any warrants, rights or options to acquire any securities convertible into, stock of such Subsidiary, or

                  (ii) any other assets or property of such Subsidiary, provided the Fair Market Value (as defined in Article VIII of the Restated Certificate of Incorporation) of the consideration to be received by the Subsidiary or by the Corporation is $5 million or less.

6.       Increase the size of the Board of Directors.

7. File a petition under the Federal Bankruptcy Act or any other insolvency law, or admit in writing its bankruptcy, insolvency or general inability to pay its debts.

8.       Agree to do any of the foregoing.

9.       Amend this Section 3.16.

For purposes of this Section 3.16, a "Disinterested Director" shall mean any director that does not have a financial interest in the outcome of such vote (other than as a shareholder of the Corporation). Notwithstanding the foregoing, the term Disinterested Director shall include any Director who has an interest in the outcome of the vote if such Director is an employee of the Corporation ("Management Director"), and (i) the transaction giving rise to the vote is an acquisition, merger or consolidation of the Corporation (or any Subsidiary) with or by a person or entity which is not affiliated with such Management Director (before completion of such transaction), (ii) such Management Director has not initiated discussions concerning such transaction with such person or entity, and (iii) such person or entity has not, at the time of such vote, entered into management equity or employment arrangements with such Management Director provided, however, the foregoing shall not be deemed to prohibit such Management Director from entering into customary management equity and employment arrangements after the vote to facilitate completion of such transaction.

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

                                   ARTICLE IV

                                   COMMITTEES

The Board of Directors may, by resolution or resolutions passed by a majority of the full Board of Directors, designate one or more committees, each such committee to consist of one or more directors of the Corporation, which to the extent provided in said resolution of resolutions shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its actions and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.



                                    ARTICLE V

                                    OFFICERS

SECTION 5.01. Number. The principal officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman and Chief Executive Officer, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors and one or more of whom may be designated as Executive or Senior Vice Presidents), a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board. In addition, there may be such subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 5.03. Any two or more offices may be held by the same person. The offices of the Corporation for which officers may be elected shall be set forth, from time to time, by resolution of the Board of Directors.

SECTION 5.02. Election, Qualifications and Term of Office. Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.03, shall be elected by the Board of Directors from time to time, and shall hold office until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or shall have been removed in the manner herein provided.

SECTION 5.03. Other Officers. The Corporation may have such other subordinate officers, agents and employees as the Chairman and Chief Executive Officer may deem necessary, including one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller and one or more Assistant Controllers, each of

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

whom shall hold office for such period, have such authority, and perform such duties as the Chairman and Chief Executive Officer may from time to time determine.

SECTION 5.04. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the full Board of Directors or, except in case of any officer elected by the Board of Directors, by any officer upon whom the power of removal may be conferred by the Board of Directors. Such removal from office shall not affect any rights which such removed officer may have under any employment or shareholder agreement.

SECTION 5.05. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the President. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such office.

SECTION 5.07. Chairman of the Board. The Chairman of the Board if elected, shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties and have such responsibilities as the Board of Directors may from time to time determine.

SECTION 5.08. Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer shall have general supervisory management over the business of the Corporation, shall report to the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect, all subject to the general control of the Board of Directors. In the absence of the Chairman of the Board for any reason, including the failure of the Board of Directors to elect the Chairman of the Board, or in the event of the Chairman's inability or refusal to act, the Chief Executive Officer shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

SECTION 5.09. President. The President shall be responsible for the active management of the business of the Corporation, shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer and shall have authority to execute such contracts and take such actions required in connection therewith. In the absence of the Chief Executive Officer for any reason, including the failure of the Board of Directors to elect a Chief Executive Officer, or in the event of the Chief Executive Officer's inability or refusal to act,

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

the President or any Vice President designated by the Board shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

SECTION 5.10. Vice Presidents. The Vice President or, if there be more than one, the Vice Presidents, in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the President for any reason, including the failure of the Board of Directors to elect a President or in the event of the President's inability or refusal to act, perform the duties of the President, and, when so acting, have all the powers of, and be subject to all of the restrictions upon, the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe.

SECTION 5.11. Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the Board of Directors, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of all corporate records (other than financial); shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties as may, from time to time, be assigned to him by the Board of Directors or the President or the Chairman or the Board.

SECTION 5.12. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary for any reason, including the failure of the Board of Directors to elect a Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe. Any Assistant Secretary shall have authority to attest by his signature to the same extent as the Secretary.

SECTION 5.13. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws; he shall disburse the funds of the Corporation as may be ordered by the Board of Directors, making proper vouchers for such disbursements, and shall render to the Board of Directors, whenever the Board may require him so to do, and shall present at the annual meeting of the stockholders a statement of all his transactions as Treasurer; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President or the Chairman of the Board.

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

SECTION 5.14. Assistant Treasurer. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer, for any reason, including the failure of the Board of Directors to elect a Treasurer, or the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and perform such other duties and have such other powers as the Board of Directors and President may from time to time prescribe.

SECTION 5.15. Compensation. The compensation of the officers shall be fixed from time to time by or in the manner prescribed by the Board of Directors, and none of such officers shall be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation. The application of this
Section 5.15 shall not affect the rights any officer may have regarding compensation under an employment agreement.



                                   ARTICLE VI

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 6.01. Execution of Contracts. The Board of Directors may authorize any officer or officers or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances, and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 6.02. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors. Such authority may be general or confined to specific instances. When so authorized the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation and to that end execute instruments or mortgage or pledge or otherwise transfer such property.

SECTION 6.03. Checks, Drafts, Etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes or other evidences of

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

indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

SECTION 6.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate, or as may be designated by an officer or officers, or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors for the purpose of such deposit. For the purpose of collection for the account of the Corporation all checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed, assigned and delivered by any officer of the Corporation or in such other manner as may from time to time be determined by resolution of the Board of Directors.

SECTION 6.05. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the President or a Vice President may from time to time appoint an attorney or attorneys, or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the circumstances.



                                   ARTICLE VII

                                BOOKS AND RECORDS

SECTION 7.01. Place. The books and records of the Corporation may be kept at such places within or without the State of Delaware, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

SECTION 7.02. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail, postage prepaid, to his post office address last known to the Secretary of the Corporation or by transmitting a notice thereof to him at such address by telegraph or cable.


                                  ARTICLE VIII

                            SHARES AND THEIR TRANSFER

SECTION 8.01. Certificate of Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.

Where a certificate is countersigned (i) by a transfer agent other than the Corporation or its employees, or (ii) by a registrar other than the Corporation or its employees, any other signature may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 8.02. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. The Corporation shall be entitled to treat the record holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

SECTION 8.03. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on the surrender of the certificate or certificates for such shares properly endorsed.

SECTION 8.04. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing capital stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.



                                   ARTICLE IX

                             DIVIDENDS AND RESERVES

The Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Restated Certificate of Incorporation. Before payment of any dividend there may be set aside out of the funds of the Corporation available for the payment of dividends such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may abolish any such reserve in the manner in which it was created.


                                    ARTICLE X

                                      SEAL

The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the word "Delaware" and figures

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

representing the year of its incorporation. The use of the seal by the Corporation on a document is not necessary and the use or non-use of the corporate seal does not affect the validity, recordability or enforceability of a document or act.







                                   ARTICLE XI

                                   FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year unless the Board of Directors shall otherwise determine.



                                   ARTICLE XII

                                WAIVER OF NOTICE

Whenever any notice whatever is required to be given by statute, these By-Laws or the Restated Certificate of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of such notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice.


                                  ARTICLE XIII

                                   AMENDMENTS

Subject to the provisions of the Restated Certificate of Incorporation and the provisions of Section 3.16 hereof, these By-Laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of any such special meeting, notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Restated Certificate of Incorporation and the provisions of

Section 3.16 hereof, the Board of Directors may, by majority vote of all Directors, amend these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

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